As filed with the Securities and Exchange Commission on February 13, 2003

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ------------

        DELAWARE                  IVOICE, INC.                52-1750786
    (State or Other                 (Name of               (I.R.S. Employer
     Jurisdiction of             Registrant in            Identification No.)
      Incorporation               Our Charter)
    or Organization)

     750 HIGHWAY 34                   7373                JEROME R. MAHONEY
MATAWAN, NEW JERSEY 07747      (Primary Standard            750 HIGHWAY 34
     (732) 441-7700                Industrial          MATAWAN, NEW JERSEY 07747
(Address and telephone           Classification             (732) 441-7700
  number of Principal             Code Number)            (Name, address and
   Executive Offices                                        telephone number
     and Principal                                        of agent for service)
   Place of Business)

                                   Copies to:
       Clayton E. Parker, Esq.                      Troy J. Rillo, Esq.
     Kirkpatrick & Lockhart LLP                  Kirkpatrick & Lockhart LLP
201 S. Biscayne Boulevard, Suite 2000      201 S. Biscayne Boulevard, Suite 2000
        Miami, Florida 33131                        Miami, Florida 33131
           (305) 539-3300                              (305) 539-3300
   Telecopier No.: (305) 358-7095              Telecopier No.: (305) 358-7095

        Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
======================================================================================================
                                                               PROPOSED      PROPOSED
                                                                MAXIMUM       MAXIMUM
                                                               OFFERING      AGGREGATE    AMOUNT OF
        TITLE OF EACH CLASS OF             AMOUNT TO BE          PRICE       OFFERING    REGISTRATION
     SECURITIES TO BE REGISTERED            REGISTERED       PER SHARE (1)   PRICE (1)      FEE(2)
------------------------------------------------------------------------------------------------------
Class A common stock, par value
$0.001 per share                       5,000,000,000 shares    $0.001       $5,000,000      $460.00
------------------------------------------------------------------------------------------------------
TOTAL                                  5,000,000,000 shares    $0.001       $5,000,000      $460.00
======================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of February 10, 2003.

                                   ----------
(2)     Previously paid.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------

      This short-form amendment is being filed to amend the exhibit index to add a legal opinion from Larry Muenz regarding the increase in iVoice's authorized common stock as approved by iVoice's shareholders in October 2002.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       iVoice's bylaws provide that it has the power to indemnify any officer or director against damages if such person acted in good faith and in a manner the person reasonably believed to be in the best interests of iVoice. No indemnification may be made (i) if a person is adjudged liable unless a Court determines that such person is entitled to such indemnification, (ii) with respect to amounts paid in settlement without court approval or (iii) expenses incurred in defending any action without court approval.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

       The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. iVoice will pay all expenses in connection with this offering.

       Securities and Exchange Commission Registration Fee       $     506
       Printing and Engraving Expenses                           $   1,500
       Accounting Fees and Expenses                              $   1,000
       Legal Fees and Expenses                                   $  10,000
       Miscellaneous                                             $   1,994
                                                                 ---------

       TOTAL                                                     $  15,000
                                                                 =========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

       YEAR ENDED DECEMBER 31, 2002. iVoice issued the following unregistered securities pursuant to various exemptions from registration under the Securities Act of 1933:

       In August and November 2002, iVoice borrowed a total of $470,000 from Cornell Capital partners, which amounts are evidenced by two promissory notes. One note was issued in August 2002 in the principal amount of $250,000. This note is due 120 days after issuance. This note bears interest at 8% per year if not paid by the maturity date. The second note was issued in November 2002 in the principal amount of $220,000. This note is due 150 days after issuance. This note bears interest at 12% per year if not paid by the maturity date. As of January 15, 2003, iVoice owed Cornell Capital Partners an aggregate of $179,671 under these two promissory notes. The proceeds under these notes represent advances under the Equity Line of Credit that will be repaid through the issuance of Class A common stock pursuant the terms of the Equity Line of Credit agreement.

       iVoice issued 10,000 shares of its Class A common stock for partial payment of leasehold improvements valued at $540.

       iVoice issued 2,250,000 shares of Class A common stock for legal services valued at $45,000.

       iVoice issued 505,921 shares of Class A common stock for the conversion of $15,000 in debenture principal and 84,766 shares for $2,594 in accrued interest on its 8% Convertible Debentures.

       iVoice issued 7,229,230 shares of Class A common stock for the conversion of $64,000 in debenture principal and 4,279,750 shares of Class A Common Stock for the conversion of $93,085 in accrued interest on its outstanding 12% Convertible Debentures.

       iVoice issued 6,200,000 shares of its Class A common stock for fees and services associated with the financing iVoice issued 19,464,744 shares of its Class A common stock for the conversion of $71,483 in debenture principal on its 5% Convertible Debentures.

       iVoice issued 36,675,000 shares for repayment of $93,453 in principal on a $250,000 note payable issued for an advance on the equity line financing with Cornell Capital Partners, LP.

       During the nine months ending September 30, 2002, we issued the following options and warrants:

       o On August 23, 2002, iVoice issued, to an employee, an option to purchase 5,000,000 shares of iVoice Class A common stock at a price of $.009 per share. The options vest at 25% per year and have a five-year expiration from date of issue.

       In June 2002, iVoice issued 5,500,000 shares of Class A common stock to Cornell Capital Partners, L.P., 500,000 shares of Class A common stock to Westrock Advisors and 200,000 shares of Class A common stock to Seth A Farbman, all in connection with the Equity Line of Credit. These shares were valued at $110,000, $10,000 and $4,000, respectively.

       In May 2002, iVoice issued 2,250,000 shares of Class A common stock to Lawrence A. Muenz for legal services rendered. These legal services were valued at $45,000.

       In April and May 2002, iVoice issued 2,741,331 shares of Class A common stock for the conversion of $29,823.64 of convertible debentures.

       In February 2003, we entered into an Equity Line of Credit with Cornell Capital Partners, L.P. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital Partners shares of Class A common stock for a total purchase price of up to $5.0 million. For each share of Class A common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 91% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain 5% of each advance under the Equity Line of Credit. In addition, iVoice engaged Westrock Advisors, Inc., a registered broker-dealer, to advise it in connection with the Equity Line of Credit. For its services, Westrock Advisors received 500,000 shares of iVoice's Class A common stock. The issuance of these shares is conditioned upon iVoice registering these shares with the Securities and Exchange Commission.

       In June 2002, iVoice raised $255,000 from the sale of convertible debentures. These debentures are convertible into shares of Class A common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the common stock as of the closing date or
(b) an amount equal to eighty percent (80%) of the average closing bid price of the common stock for the four trading days immediately preceding the conversion date. These convertible debentures accrue interest at a rate of 5% per year and are convertible at the holder's option. These convertible debentures have a term of two years. All amounts outstanding under these convertible debentures have been redeemed. iVoice issued 129,645,133 shares of Class A common stock upon conversion of $189,725, the outstanding balance due under the debentures.

       YEAR ENDED  DECEMBER  31,  2001.  In the year ending  December  31, 2001,
iVoice  issued  the  following  unregistered   securities  pursuant  to  various
exemptions from registration under the Securities Act of 1933:

       We issued 15,194,287 shares of Class A common stock for services valued at $918,905.

       We issued 9,829,204 shares of Class A common stock for the conversion of $402,201 in debenture principal and 317,576 shares of Class A common stock for $13,885 in accrued interest.

       We issued 2,128,000 shares of Class A common stock valued at $211,080 to settle disputes arising from financing agreements.

       We issued 1,172,000 shares of Class A common stock to Swartz Private Equity, LLC under the terms of a financing agreement for net proceeds of $129,931.

       We issued $425,000 of 8% Convertible Debentures exercisable at an 80% conversion price. The 20% conversion discount totaling $106,250 was recorded as interest expense.

       We issued 2,183,834 shares of our Class A common stock at various times during the year as compensation to employees valued at $234,432.

       On January 30, 2001, we issued 328,951 shares of our Class A common stock as repayment of amounts owed to related parties valued at $75,659.

       On November 20, 2001, we issued 1,000,000 shares of our Class A common stock for the conversion of 10,000 shares of our Class B common stock.

       During 2001, we issued the following options and warrants:

       o Options to purchase 1,655,000 shares of Class A common stock to employees at an average price of $0.076 per share. Of these options, 255,000 were cancelled due to employee terminations in 2001. The remaining options vest at 25% per year and have a five-year expiration from date of issue.

       o Warrants to purchase 404,510 shares of Class A common stock with an average exercise price of $0.1220, to Swartz Private Equity, LLC as draw-down fees under a financing agreement. The warrants expire five years from the date of issue.

       o Warrants to purchase a total of 343,750 shares of Class A common stock with an exercise price of $0.1323 to Owen May and Michael Jacobs of the May Davis Group as a fee for the placement of 8% convertible debentures, pursuant to a subscription agreement. The warrants expire five years from the date of issue.

       o Warrants to purchase 18,000,000 shares of Class A common stock with an exercise price of $0.055 to the EMCOGroup, Inc. pursuant to a consulting agreement with them. We issued 18,000,000 shares of Class A common stock for the exercise of this warrant.

       o Warrants to purchase a total of 250,000 shares of Class A common stock at $0.047 per share to Beacon Capital LLC in consideration for the placement of $150,000 of 8% convertible debentures pursuant to an subscription agreement. The warrants are exercisable at any time prior to their five year expiration and carry a cash or cashless exercise at the option of the holders.

       YEAR ENDED DECEMBER 31, 2000. On February 10, 2000, iVoice settled a $4,500,000 lawsuit by issuing 2,000,000 shares of Class A common stock. These shares were valued at $300,000 on the date of issuance.

       On January 10 and February 2, 2000, we issued $100,000 and $50,000, respectively, of 12% Convertible Debentures exercisable at a 50% conversion price. The 50% conversion discount totaling $150,000 was recorded as a prepaid debt issue cost and was amortized over the life of the debt. Debt issue costs represent the estimated cost of the conversion discount feature relating to the issuance of iVoice's convertible debentures. In previous years, these costs were amortized and charged to interest expense over the life of the debt. During the year ended December 31, 2001, iVoice charged to expense the fair value of the beneficial conversion features of the convertible debt as measured at the date of issuance in accordance with EITF Issue 98-5. The switch to this method of accounting did not have a material affect on iVoice's financial statements.

       During the year ended December 31, 2000, iVoice issued 848,718 shares of Class A common stock for services valued at $518,155.

       On April 24, 2000, iVoice issued 50,000 shares of Class A common stock to Corporate Architects, Inc. with a value of $46,875 as a referral fee for the purchase of ThirdCAI, Inc.

       During the year ended December 31, 2000, iVoice issued 80,000 shares of Class A common stock as compensation to employees valued at $69,938.

       During the year ended December 31, 2000, iVoice issued 9,000,000 shares of Class A common stock upon the exercise of options at $0.033 per share for a total of $297,000.

       During the year ended December 31, 2000, iVoice issued 33,600,000 shares of Class A common stock for the conversion of 336,000 shares of Class B common stock.

       During the year ended December 31, 2000, iVoice issued 1,007,287 shares of Class A common stock for the conversion of $163,000 in principal on its outstanding 12% convertible debentures.

       During the year ended December 31, 2000, iVoice issued 1,240,047 shares of Class A common stock for cash totaling $746,000.

       On August 17, 2000, in connection with a financing agreement with Swartz Private Equity, LLC, we issued a warrant to purchase 5,490,000 shares of Class A common stock at $0.484 per share. The warrant expires on August 16, 2005 and contains strike price reset provisions.

       TRANSACTIONS FROM MAY 21, 1999 (THE DATE OF THE MERGER). On May 21, 1999, International Voice Technologies, Corp., a Delaware corporation, merged with and into the predecessor of iVoice, Visual Telephone International, Inc., with Visual Telephone surviving. Simultaneous with the merger, Visual Telephone changed its name to iVoice.com, Inc. and later to iVoice, Inc. In connection with the merger, iVoice issued 36,932,364 shares of Class A common stock to the shareholders of International Voice Technologies. On the date of issuance, these shares were valued at $138,000.

       In consideration for the merger with International Voice Technologies, Jerome R. Mahoney, the sole stockholder of International Voice Technologies, received 10,000,000 shares of Class A common stock and 700,000 shares of Class B common stock. In addition, the two controlling stockholders of Visual Telephone sold 300,000 shares of Class B common stock to Mr. Mahoney and concurrently canceled a total of 2,000,000 shares of their Class A common stock. The consulting firm of Toby Investments received 2,000,000 shares of common stock for consulting services on the transaction. The agreement also provided that certain of the assets of Visual Telephone would be transferred to Visual Telephone's wholly owned subsidiary, CRI. The merger was accounted for in its financial statements as a public shell merger. In a public shell merger the stockholders of the operating company, in this case International Voice Technologies, become the majority owners of the shell company, in this case Visual Telephone, and the stockholders of Visual Telephone, the public shell company, become minority stockholders in International Voice Technologies, the operating company.

       On May 22, 1999, iVoice issued 400,000 shares of Class A common stock to Lawrence A. Muenz for legal services. These shares were valued at $32,000 on the date of issuance.

       On May 22, 1999, iVoice issued 10,000 shares of Class A common stock to Ron Vance for consulting services. These shares were valued at $800 on the date of issuance.

       On June 15, 1999, iVoice issued 3,200,000 shares of Class A common stock to Suraj Tschand for the purchase of software codes. These shares were valued at $544,000 on the date of issuance.

       On June 22, 1999, iVoice issued 418,799 shares of Class A common stock to DOTCOM Funding for cash. These shares were valued at $87,949 on the date of issuance.

       On July 12, 1999, iVoice issued 445,655 shares of Class A common stock to DOTCOM Funding for cash. These shares were valued at $93,589 on the date of issuance.

       On August 16, 1999, iVoice issued 116,845 shares of Class A common stock to DOTCOM Funding for cash. These shares were valued at $59,591 on the date of issuance.

       On August 27, 1999, iVoice issued 50,000 shares of Class A common stock to John Mahoney for services. These shares were valued at $7,000 on the date of issuance. John Mahoney is the father of Jerry Mahoney, iVoice's President, Chief Executive Officer and sole director.

       On August 27, 1999, iVoice issued 50,000 shares of Class A common stock to Daniel Timpone for services. These shares were valued at $7,000 on the date of issuance.

       On August 31, 1999, iVoice issued 100,000 shares of Class A common stock to RFG, Inc. for services. These shares were valued at $14,000 on the date of issuance.

       In October 1999, iVoice issued 12% debentures that were convertible into shares of iVoice's Class A common stock at the option of the holder by dividing the outstanding principal and interest by the conversion price which shall equal 50% of the average bid price during the 20 trading days before the conversion date. As of June 30, 2002, $345,200 in principal of the 12% debentures and

$99,644 in accrued interest had been converted into 10,017,819 shares of iVoice's Class A common stock. Total outstanding principal balance of the 12% convertible debentures at June 30, 2002 was $154,800, plus accrued interest of $13,460. Debt issue costs represent the estimated cost of the conversion discount feature relating to the issuance of iVoice's convertible debentures. In previous years, these costs were amortized and charged to interest expense over the life of the debt. During the year ended December 31, 2001, iVoice charged to expense the fair value of the beneficial conversion features of the convertible debt as measured at the date of issuance in accordance with EITF Issue 98-5. The switch to this method of accounting did not have a material affect on iVoice's financial statements.

       On November 1, 1999, iVoice issued 250,000 shares of Class A common stock to Leo Pudlo as employee compensation. These shares were valued at $87,500 on the date of issuance.

       On November 23, 1999, iVoice issued 20,000 shares of Class A common stock to Jason Christman for services. These shares were valued at $2,800 on the date of issuance.

       On November 23, 1999, iVoice issued 100,000 shares of Class A common stock to Merle Katz upon the exercise of options. These shares were valued at $14,000 on the date of issuance.

       We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover "transactions by an issuer not involving any public offering," to issue securities discussed above without registration under the Securities Act of 1933. iVoice made a determination in each case that the person to whom the securities were issued did not need the protections that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by iVoice, after approval by our legal counsel. iVoice believes that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. iVoice also believes that the investors had access to the same type of information as would be contained in a registration statement.

ITEM 27.  EXHIBITS

--------------------------------------------------------------------------------
NO.         DESCRIPTION
-------     --------------------------------------------------------------------

3.1 Certificate of incorporation of Del Enterprises, Inc., filed October 20, 1989 (incorporated herein by reference to Exhibit 3.1 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

3.2 Certificate of amendment to the certificate of incorporation of Del Enterprises, Inc., filed March 14, 2000 (incorporated herein by reference to Exhibit 3.2 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

3.3 Certificate of merger of International Voice Technologies, Inc. into Visual Telephone International, Inc., filed May 21, 1999 (incorporated herein by reference to Exhibit 3.3 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

3.4 Certificate of amendment to the certificate of incorporation of iVoice.com, Inc., filed April 27, 2000 (incorporated herein by reference to Exhibit 3.4 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

3.5 Certificate of amendment to the certificate of incorporation of iVoice.com, Inc., filed August 24, 2001 (incorporated herein by reference to Exhibit 3.5 of the registration statement on Form SB-2, filed with the SEC on September 7, 2001).

3.6         Bylaws of Del Enterprises,  Inc (incorporated herein by reference to
            Exhibit 3.5 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

4.1 Debenture No issued by iVoice.com, Inc. for $50,000 in 12% Secured Convertible Debenture Due December 1, 2000 to AJW Partners, LLC on October 29, 1999 (incorporated herein by reference to Exhibit 4.1 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

--------------------------------------------------------------------------------
NO.         DESCRIPTION
-------     --------------------------------------------------------------------

4.2 Debenture No. 2 issued by iVoice.com, Inc. for $50,000 in 12% Secured Convertible Debenture Due December 1, 2000 to New Millenium Capital Partners, LLC on October 29, 1999 (incorporated herein by reference to Exhibit 4.2 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

4.3 Debenture No. 3 issued by iVoice.com, Inc. for $50,000 in 12% Secured Convertible Debenture Due December 1, 2000 to AJW Partners, LLC on October 29, 1999 (incorporated herein by reference to Exhibit
            4.3 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

4.4 Debenture No. 4 issued by iVoice.com, Inc. for $50,000 in 12% Secured Convertible Debenture Due December 1, 2000 to AJW Partners, LLC on October 29, 1999 (incorporated herein by reference to Exhibit
            4.4 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

4.5 Debenture No. 5 issued by iVoice.com, Inc. for $50,000 in 12% Secured Convertible Debenture Due December 1, 2000 to Bank Insinger de Beaufort, N.V. on October 29, 1999 (incorporated herein by reference to Exhibit 4.5 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

4.6 Debenture No. 6 issued by iVoice.com, Inc. for $100,000 in 12% Secured Convertible Debenture Due December 1, 2000 to New Millenium Capital Partners, LLC on October 29, 1999 (incorporated herein by reference to Exhibit 4.6 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

4.7 Debenture No. 7 issued by iVoice.com, Inc. for $50,000 in 12% Secured Convertible Debenture Due December 1, 2000 to New Millenium Capital Partners II, LLC on October 29, 1999 (incorporated herein by reference to Exhibit 4.7 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

4.8 Debenture No. 8 issued by iVoice.com, Inc. for $50,000 in 12% Secured Convertible Debenture Due December 1, 2000 to AJW Partners, LLC on October 29, 1999 (incorporated herein by reference to Exhibit
            4.8 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

4.9 Debenture No. 9 issued by iVoice.com, Inc. for $25,000 in 12% Secured Convertible Debenture Due December 1, 2000 to New Millenium Capital Partners II, LLC on October 29, 1999 (incorporated herein by reference to Exhibit 4.9 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

4.10 Debenture No. 10 issued by iVoice.com, Inc. for $25,000 in 12% Secured Convertible Debenture Due December 1, 2000 to AJW Partners, LLC, on October 29, 1999 (incorporated herein by reference to Exhibit 4.10 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

4.11 Form 8% Convertible Debentures issued by iVoice.com, Inc. for $150,000 due April 30, 2006 to the purchasers thereof on April 30, 2001(incorporated herein by reference to Exhibit 4.11 of the registration statement on Form SB-2, filed with the SEC on September 7, 2001).

4.12 Form 8% Convertible Debentures issued by iVoice.com, Inc. to certain purchasers thereof for an aggregate of $125,000 (incorporated herein by reference to Exhibit 4.12 of the registration statement on Form SB-2, filed with the SEC on September 7, 2001).

4.13 Form 8% Convertible Debentures to be issued by iVoice.com, Inc. to Beacon Capital, LLC in the amount of $150,000. (incorporated herein by reference to Exhibit 4.12 of the registration statement on Form SB-2, filed with the SEC on December 21, 2001).

5.1*        Opinion re: Legality by Kirkpatrick & Lockhart LLP

5.2* Opinion re: Validity of shareholder action taken in October 2002 to increase authorized common stock.

--------------------------------------------------------------------------------
NO.         DESCRIPTION
-------     --------------------------------------------------------------------

10.1 iVoice.com, Inc. 1999 Option Stock Plan (incorporated herein by reference to Exhibit 10.1 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

10.2        Investment agreement dated August 17, 2000, between iVoice.com, Inc.
            and Swartz Private Equity, LLC with exhibits (incorporated herein by reference to Exhibit 10.2 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

10.3 Registration rights agreement dated August 17, 2000, between iVoice.com, Inc. and Swartz Private Equity, LLC (incorporated herein by reference to Exhibit 10.3 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

10.4 Registration rights agreement by and among iVoice.com, Inc. and the investors' signatories thereto dated as of October 28, 1999 (incorporated herein by reference to Exhibit 10.4 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

10.5 Warrant to purchase 5,490,000 shares of iVoice.com, Inc. issued to Swartz Private Equity, LLC, dated August 17, 2000 (incorporated herein by reference to Exhibit 10.5 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

10.6 Subscription agreement between iVoice.com, Inc. and Beacon Capital, LLC, November 20, 2001, for the purchase of an aggregate of $150,000 of 8% Convertible Debentures. (incorporated herein by reference to Exhibit 4.12 of the registration statement on Form SB-2, filed with the SEC on December 21, 2001).

10.7 Registration rights agreement between iVoice.com, Inc. and Beacon Capital, LLC, dated as of November 20, 2001. (incorporated herein by reference to Exhibit 4.12 of the registration statement on Form SB-2, filed with the SEC on December 21, 2001).

10.8 Form of warrant to purchase 250,000 shares of iVoice.com, Inc. to be issued to Beacon Capital, LLC (incorporated herein by reference to Exhibit 4.12 of the registration statement on Form SB-2, filed with the SEC on December 21, 2001).

10.9 Subscription agreement between iVoice.com, Inc. and the purchaser signatories thereof, dated April 30, 2001, for the purchase of an aggregate of $275,000 of 8% Convertible Debentures due April 30, 2001 (incorporated herein by reference to Exhibit 10.9 of the registration statement on Form SB-2, filed with the SEC on September 7, 2001).

10.10 Registration rights agreement by and among iVoice.com, Inc. and the investor signatories thereto dated as of April 30, 2001 (incorporated herein by reference to Exhibit 10.10 of the registration statement on Form SB-2, filed with the SEC on September 7, 2001).

10.11 Warrant to purchase 171,875 shares of iVoice.com, Inc. issued to Michael Jacobs of The May Davis Group, Inc., dated April 30, 2001 (incorporated herein by reference to Exhibit 10.11 of the registration statement on Form SB-2, filed with the SEC on September 7, 2001).

10.12       Warrant to purchase  171,875  shares of iVoice.com,  Inc.  issued to
            Owen May of The May Davis Group, Inc., dated April 30, 2001 (incorporated herein by reference to Exhibit 10.12 of the registration statement on Form SB-2, filed with the SEC on September 7, 2001).

10.13 Consulting agreement entered into on March 15, 2001 by and between iVoice.com, Inc. and Finnigan USA (incorporated herein by reference to Exhibit 10.13 of the registration statement on Form SB-2, filed with the SEC on September 7, 2001).

10.14 Real Property Lease Agreement dated December 5, 2001 between iVoice.com, Inc. and B&R Holding Company (incorporated herein by reference to Exhibit 10.14 to the Form 10-KSB for the year ended December 31, 2001 filed with the SEC on March 27, 2002).

--------------------------------------------------------------------------------
NO.         DESCRIPTION
-------     --------------------------------------------------------------------

10.15 Equity Line of Credit Agreement dated as of February 11, 2003 between iVoice, Inc. and Cornell Capital Partners, L.P. (incorporated herein by reference to Exhibit 10.15 to the Registration Statement on Form SB-2 filed on February 12, 2003)

10.16 Registration Rights Agreement dated as of February 11, 2003 between iVoice, Inc. and Cornell Capital Partners, L.P. (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form SB-2 filed on February 12, 2003)

10.17 Escrow Agreement dated as of February 11, 2003 among iVoice, Inc., Cornell Capital Partners, L.P., Butler Gonzalez LLP and Wachovia, N.A. (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form SB-2 filed on February 12, 2003)

10.18 Placement Agent Agreement dated February 11, 2003 between iVoice, Inc. and Westrock Advisors, Inc. (incorporated by reference to
            Exhibit 10.18 to the Registration Statement on Form SB-2 filed on February 12, 2003)

10.19 Securities Purchase Agreement dated June 2002 between iVoice, Inc. and the buyers identified therein (incorporated herein by reference to Exhibit 10.19 to the Registration Statement on Form SB-2 filed on July 2, 2002).

10.20 Registration Rights Agreement dated June 2002 between iVoice, Inc. and the buyers identified therein (incorporated herein by reference to Exhibit 10.20 to the Registration Statement on Form SB-2 filed on July 2, 2002).

10.21 Form of Debenture (incorporated herein by reference to Exhibit 10.21 to the Registration Statement on Form SB-2 filed on July 2, 2002).

10.22 Escrow Agreement dated June 2002 between iVoice, Inc., the buyers identified therein and Wachovia, N.A. (incorporated herein by reference to Exhibit 10.22 to the Registration Statement on Form SB-2 filed on July 2, 2002).

10.23 Transfer Agent Instructions dated June 2002 between iVoice, Inc., Cornell Capital Partners, L.P. and Fidelity Transfer Co.
            (incorporated herein by reference to Exhibit 10.23 to the Registration Statement on Form SB-2 filed on July 2, 2002).

10.24 Letter Agreement dated June 28, 2002 (incorporated herein by reference to Exhibit 10.24 to the Registration Statement on Form SB-2 filed on July 2, 2002).

10.25 Promissory Note dated as of August 16, 2002 given by iVoice, Inc. to Cornell Capital Partners, L.P. (incorporated by reference to Exhibit
            10.25 to the Registration Statement on Form SB-2 filed on January 24, 2003).

10.26 Promissory Note dated as of November 27, 2002 given by iVoice, Inc. to Cornell Capital Partners, L.P. (incorporated by reference to
            Exhibit 10.26 to the Registration Statement on Form SB-2 filed on January 24, 2003).

10.27 Letter Agreement dated January 24, 2003 between iVoice, Inc. and Mr. Jerome Mahoney (incorporated by reference to Exhibit 10.27 to the Registration Statement on Form SB-2 filed on January 24, 2003).

23.1*       Consent of Mendlowitz Weitsen LLP.

23.2        Consent of Kirkpatrick & Lockhart LLP  (incorporated by reference to
            Exhibit 5.1).

-----------------

*      Filed herewith.

ITEM 28.  UNDERTAKINGS

       The undersigned registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                 (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

                 (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                 (iii) Include any additional or changed material information on the plan of distribution;

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

       Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on February 13, 2003.

                                               IVOICE, INC.

                                               By: /s/ Jerome R. Mahoney
                                                  ------------------------------
                                               Name:  Jerome R. Mahoney
                                               Title: President, Chief Executive
                                                         Officer and Director


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                        TITLE                            DATE
---------                        -----                            ----

/s/ Jerome R. Mahoney
------------------------  President (Principal Executive       February 13, 2003
Jerome R. Mahoney         Officer), Chief Executive Officer
                          and Director


/s/ Kevin Whalen
------------------------  Chief Financial Officer              February 13, 2003
Kevin Whalen              (Principal Accounting Officer and
                          Controller)